SCHEDULE A

ANNUAL FEES PAID WITH RESPECT TO THE
RULE 12B–1 DISTRIBUTION PLAN OF
BRANDES INVESTMENT TRUST

Fund With Rule 12b-1 Plan                                                                                                Class                      Annual Fee

Brandes Institutional Core Plus Fixed Income Fund	S	0.25%
Brandes Institutional International Equity Fund	S	0.25%
Brandes Institutional Global Equity Fund	S	0.25%
Brandes Institutional Emerging Markets Fund	S	0.25%

As approved by the Board:                                                      December 7, 2010